Elamex Announces First-Quarter Results

EL PASO, TX -- 05/16/2005 -- Elamex, S.A. de C.V. (NASDAQ: ELAM), a diversified manufacturing services company with food, plastics and metals operations and real estate holdings in Mexico and the United States, today announced financial results for the first quarter 2005.

First Quarter Results

First quarter 2005 operations are comprised of the Food segment (Franklin Connections) and Real Estate. The Company also has a 50.1% investment in Qualcore S. de R.L. de C.V. ("Qualcore"), an unconsolidated joint venture that manufactures plastics and metal parts. The equity method of accounting is used to recognize the results of operations for Qualcore.

First quarter consolidated net sales totaled $25.7 million compared with $19.8 million for the first quarter of 2004. The Food segment represented $25.1 million, or 97.7%, of first-quarter 2005 consolidated net sales, compared with $19.2 million, or 97.0% of consolidated net sales for the first quarter of 2004. Real Estate generated $597 thousand in first-quarter 2005 net sales, compared with $584 thousand in first-quarter 2004.

Gross profit was $5.4 million, or 21.0% of sales, for the first quarter of 2005, compared with gross profit of $4.6 million or 23.4% of net sales for the first quarter of 2004. Total operating expenses for the first quarter of 2005 were $4.9 million compared with $5.0 million for the first quarter of 2004.

Net income was $74 thousand for the first quarter of 2005, compared with net loss of $1.3 million for the first quarter of 2004.

Financial Condition

At March 31, 2005, the Company had cash and cash equivalents totaling $1.1 million and total assets of $52.6 million. Long-term debt and capital leases, excluding current portion, totaled $3.2 million at March 31, 2005, and stockholders' equity totaled $26.5 million.

About Elamex

Elamex is a Mexican company with manufacturing operations and real estate holdings in Mexico and the United States. The Company is involved in the production of food items related to its candy manufacturing and nut packaging operations, and metal and plastic parts for the appliance and automotive industries. Elamex's competitive advantage results from its demonstrated capability to leverage low cost, highly productive labor, strategic North American locations, recognized quality and proven ability to combine high technology with labor-intensive manufacturing processes in world-class facilities. As a value added provider, Elamex's key business objectives include superior customer satisfaction, long-term supplier relationships and employee growth and development, with the ultimate goal of continuously building shareholder value.

Press releases by Elamex may include forward-looking statements that involve risks and uncertainties, including, but not limited to, risks associated with the Company's future growth and development. Information contained herein should be read in conjunction with the Company's periodic filings with the Securities and Exchange Commission, including its Form 10-K filing with the Securities and Exchange Commission for the year ended December 31, 2004. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially.

ELAMEX, S.A. DE C.V. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS OF U.S. DOLLARS)

                                                 March 31,     December 31,
                                                   2005           2004
                                                (Unaudited)
                                                -----------    -----------
Assets

        Current assets                          $    21,634    $    22,323
        Property, plant and equipment, net           26,228         26,956
        Other assets, net                             4,776          4,971
                                                -----------    -----------
                                                $    52,638    $    54,250
                                                ===========    ===========

Liabilities and Stockholders' Equity

        Current liabilities                     $    22,958    $    24,168
        Long-term debt and liabilities                3,226          3,702
                                                -----------    -----------
          Total liabilities                          26,184         27,870

        Stockholders' equity                         26,454         26,380
                                                -----------    -----------
                                                $    52,638    $    54,250
                                                ===========    ===========

ELAMEX, S.A. DE C.V. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS OF U.S. DOLLARS EXCEPT PER SHARE DATA)
(UNAUDITED)

                                                     Three Months Ended
                                                 March 31,      March 31,
                                                   2005            2004
                                                -----------    -----------

Net sales                                       $    25,686    $    19,780
Cost of sales                                        20,296         15,146
                                                -----------    -----------
        Gross profit                                  5,390          4,634

Operating expenses:
        General and administrative                      867          1,199
        Selling                                       1,623          1,628
        Distribution                                  2,438          2,163
                                                -----------    -----------
          Total operating expenses                    4,928          4,990
                                                -----------    -----------
          Operating income (loss)                       462           (356)
                                                -----------    -----------

Other income (expense):
        Interest expense                               (189)          (520)
        Other, net                                      239            (24)
                                                -----------    -----------
          Total other income (expense)                   50           (544)
                                                -----------    -----------

          Income (loss) before income taxes
           and equity in losses of
           unconsolidated joint venture                 512           (900)

        Income tax provision                            294             69
                                                -----------    -----------

        Income (loss) before equity in losses
         of unconsolidated joint venture                218           (969)

        Equity in losses of unconsolidated
         affiliates                                     144            376
                                                -----------    -----------
                Net income (loss)               $        74    $    (1,345)
                                                ===========    ===========

        Net income (loss) per share, basic
         and diluted                            $      0.01    $     (0.18)
                                                ===========    ===========
        Shares used to compute net loss per
         share, basic and diluted                 7,502,561      7,502,561
                                                ===========    ===========

Contact:
Sam L. Henry
(915) 298-3064